EXHIBIT 99.18

Program: Washington Mutual Mortgage Securities Corp. as sponsor of prior securitized pools of sub-prime residential mortgage loans for which WaMu Asset Acceptance Corp. acted as depositor in a registered transaction

Original Characteristics of Prior Securitized Pools of Sub-Prime Conduit Loans (Lien 1)

Series Designation for Prior Securitized Pool:	WMABS 2006-HE2		WMABS 2006-HE1
	Closing Date: 05/25/06		Closing Date: 04/26/06
Mortgage Loans Characteristics as of the Pool Cut-Off Date (1):
Number of mortgage loans	2,072		1,728
Aggregate Scheduled Principal Balance	445,163,253.12		379,356,695.22
Approximate Weighted Average Mortgage Interest Rate	8.13%		7.29%

Range Mortgage Interest Rates:	Number of Mortgage Loans	Percentage of Aggregate Pool Balance	Number of Mortgage Loans	Percentage of Aggregate Pool Balance
0.000-5.000%	0	0.00%	1	0.08%
5.001-6.000%	22	1.46%	120	9.57%
6.001-7.000%	280	16.59%	511	34.91%
7.001-8.000%	629	32.34%	636	35.00%
8.001-9.000%	638	30.31%	330	15.82%
9.001-10.000%	317	13.56%	100	3.64%
10.001-11.000%	134	4.47%	28	0.95%
11.001-12.000%	42	1.03%	2	0.03%
12.001% or Greater	10	0.24%	0	0.00%

Approximate Weighted Average Original Term (in Months):	363.25		358.62
Approximate Weighted Average Remaining Term (in Months):	360.47		354.15
Approximate Weighted Average Credit Score:	623.59		634.76
FICO:
0 - 500	1	0.02%	4	0.14%
501 - 550	237	10.11%	146	7.52%
551 - 600	518	22.89%	353	17.34%
601 - 650	809	38.62%	657	36.97%
651 - 700	369	20.33%	407	27.02%
701 - 750	102	5.74%	131	9.04%
751 - 800	34	2.25%	28	1.84%
801 - 850	2	0.04%	2	0.12%
Property Type:	Number of Mortgage Loans	Percentage of Aggregate Pool Balance	Number of Mortgage Loans	Percentage of Aggregate Pool Balance
2 Units	62	3.78%	27	1.86%
3 Units	14	0.98%	9	0.70%
4 Units	7	0.49%	4	0.32%
HI Rise Condo gt 3 stories	1	0.02%	2	0.12%
Low Rise Condo 1-3 stories	146	6.92%	68	3.31%
MANU or Mobile Home	0	0.00%	0	0.00%
Planned Unit Development	238	13.11%	226	15.68%
Single Family Residence(SFR)	1,597	74.45%	1,391	77.95%
Other	7	0.25%	1	0.06%
Loan Purpose:	Number of Mortgage Loans	Percentage of Aggregate Pool Balance	Number of Mortgage Loans	Percentage of Aggregate Pool Balance
Purchase	1,041	48.93%	779	45.55%
Refi Cashout	932	46.70%	839	49.23%
Refi No Cashout	99	4.37%	110	5.22%
Approximate Weighted Average Loan-ToValue Ratio:	79.54%		80.32%
Geographic Concentrations (2):	Number of Mortgage Loans	Percentage of Aggregate Pool Balance	Number of Mortgage Loans	Percentage of Aggregate Pool Balance
Alaska	7	0.31%	11	0.69%
Alabama	20	0.50%	25	0.78%
Arizona	108	4.94%	61	3.25%
Arkansas	4	0.08%	10	0.24%
California	483	36.76%	425	39.29%
Colorado	48	2.24%	29	1.31%
Connecticut	31	1.53%	19	1.01%
Delaware	2	0.03%	1	0.03%
District of Columbia	3	0.14%	6	0.36%
Florida	284	12.99%	216	10.22%
Georgia	45	1.49%	58	2.16%
Hawaii	3	0.26%	4	0.60%
Idaho	2	0.07%	9	0.26%
Illinois	73	3.63%	50	2.44%
Indiana	14	0.23%	33	1.12%
Iowa	14	0.44%	6	0.19%
Kansas	6	0.11%	11	0.46%
Kentucky	3	0.06%	8	0.21%
Louisiana	20	0.59%	29	0.73%
Maine	2	0.06%	0	0.00%
Maryland	40	2.30%	28	2.03%
Massachusetts	16	0.74%	11	0.86%
Michigan	54	1.44%	28	1.05%
Minnesota	38	1.71%	2	0.10%
Mississippi	0	0.00%	0	0.00%
Missouri	67	1.83%	37	1.12%
Montana	2	0.19%	2	0.31%
Nebraska	8	0.14%	6	0.17%
Nevada	52	2.54%	48	3.40%
New Hampshire	1	0.03%	3	0.18%
New Jersey	41	2.47%	43	2.76%
New Mexico	5	0.17%	3	0.13%
New York	29	1.98%	33	2.27%
North Carolina	49	1.35%	14	0.40%
North Dakota	0	0.00%	0	0.00%
Ohio	32	0.74%	14	0.46%
Oklahoma	24	0.53%	13	0.29%
Oregon	35	1.60%	58	3.23%
Pennsylvania	31	1.01%	35	1.29%
Rhode Island	2	0.09%	1	0.07%
South Carolina	25	0.64%	14	0.38%
South Dakota	0	0.00%	1	0.10%
Tennessee	38	1.20%	45	1.17%
Texas	173	4.48%	108	3.40%
Utah	21	0.67%	19	0.98%
Vermont	0	0.00%	1	0.03%
Virginia	40	2.17%	38	2.22%
Washington	64	3.04%	90	5.40%
Wisconsin	12	0.43%	19	0.74%
West Virginia	0	0.00%	2	0.03%
Wyoming	1	0.05%	1	0.07%

Notes:

1. Weighted averages refer to weighted averages by principal balance.
2. Percentage of aggregate pool balance represented by mortgage loans in the specified state.